Columbia Funds Series Trust - Semi-Annual N-SAR report for the period ending 9/30/10

Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Income and Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Masters International Equity Portfolio
Columbia California Intermediate Municipal Bond Fund
Columbia Georgia Intermediate Municipal Bond Fund
Columbia Maryland Intermediate Municipal Bond Fund
Columbia North Carolina Intermediate Municipal Bond Fund
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Virginia Intermediate Municipal Bond Fund
Columbia Asset Allocation Fund II
Columbia High Income Fund
Corporate Bond Portfolio
Mortgage- and Asset-Backed Portfolio
Columbia Short Term Bond Fund
Columbia Total Return Bond Fund
Columbia Short Term Municipal Bond Fund
(each a "Fund", collectively the "Funds")


Item 77D/77Q1(b) - Policies with Respect to Securities Investments:

On April 30, 2010, a Form Type 497, accession number 0001193125-10-102132, which included supplements dated May 1, 2010 to the registration statement of Columbia Funds Series Trust, was filed with the SEC. These are hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplements disclosed, among other things, certain changes that were made to the entities serving as investment adviser, administrator, distributor, and transfer agent of the Funds upon the closing of the sale of a portion of the asset management business, including the business of managing the Funds, from Bank of America, N.A. to Ameriprise Financial, Inc. on April 30, 2010.

On July 29, 2010, Forms Type 485(b), accession numbers (0001193125-10-170770 and 0001193125-10-170776), post-effective amendment numbers 86 and 87 to the registration statement of Columbia Funds Series Trust was filed with the SEC. They are hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The post-effective amendments disclosed, among other things, certain changes that were made to the policies with respect to security investments of Columbia California Intermediate Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia Short Term Municipal Bond Fund, Columbia Asset Allocation Fund II, Columbia Masters International Equity Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Income and Growth Portfolio and Columbia LifeGoal Income Portfolio.



Item 77E - Legal Proceedings:

Information Regarding Pending and Settled
Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v.
American Express Financial Corp. and American Express
Financial Advisors Inc. was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as legacy RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive.
The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on
August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings. On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme Court (the Supreme
Court), asking the Supreme Court to stay the District Court proceedings while the Supreme Court considers and rules in a case captioned Jones v. Harris Associates, which involves issues of law similar to those presented in the Gallus case. On
March 30, 2010, the Supreme Court issued its ruling in Jones v. Harris Associates, and on April 5, 2010, the Supreme
Court vacated the Eighth Circuits decision in the Gallus case and remanded the case to the Eighth Circuit for further consideration in light of the Supreme Courts decision in Jones v. Harris Associates. On June 4, 2010, the Eighth Circuit remanded the Gallus case to the District Court for further consideration in light of the Supreme Courts decision in Jones v. Harris Associates.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf.
Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the funds Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.



Item 77H - Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.


Columbia Asset Allocation II

As of September 30, 2010
Name of Person     Ownership % of Series
Merrill Lynch      59.62%


As of March 31, 2010
Name of Person   Ownership % of Series


Changes in Control Persons
Name of Person   Ownership % of Series Date/Description of
                                       Transaction(s) Became a, or
                                       Ceased to be, Control Person


Columbia LifeGoal Balanced Growth

As of September 30, 2010
Name of Person   Ownership % of Series
Merrill Lynch    67.92%


As of March 31, 2010
Name of Person  Ownership % of Series

Changes in Control Persons
Name of Person  Ownership % of Series  Date/Description of
                                       Transaction(s) Became a, or
                                       Ceased to be, Control Person


Columbia LifeGoal Growth

As of September 30, 2010
Name of Person   Ownership % of Series
Merrill Lynch    61.21%


As of March 31, 2010
Name of Person  Ownership % of Series


Changes in Control Persons
Name of Person  Ownership % of Series  Date/Description of
                                       Transaction(s) Became a, or
                                       Ceased to be, Control Person



Columbia LifeGoal Income
As of September 30, 2010
Name of Person   Ownership % of Series
Merrill Lynch    54.64%


As of March 31, 2010
Name of Person   Ownership % of Series


Changes in Control Persons
Name of Person   Ownership % of Series  Date/Description of
                                        Transaction(s) Became a, or
                                        Ceased to be, Control Person




Item 77I/77Q1(d) - Terms of new or amended securities:

On September 27, 2010, a Form Type 485(b), Accession No. 0001193125-10-217415, an amendment to the registration statement of Columbia Funds Series Trust, was filed with the SEC. This amendment registered new classes of shares, Class I, Class R, Class R4 and Class W, of Columbia Short Term Bond Fund, effective September 27, 2010, and describes the characteristics of the new classes of shares.

The Amended and Restated Rule 18f-3 Multi-Class Plan, dated September 7, 2010, is incorporated by reference to Post-Effective Amendment No. 88 to the Registration Statement of the Registrant on Form Type 485(b) filed on September 27, 2010, Accession No. 0001193125-10-217415.